UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant   X     Filed by a party other than the Registrant
                        -----                                              -----

Check the appropriate box:

       Preliminary Proxy Statement
-----
       CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
-----  (AS PERMITTED BY RULE 14A-6(E)(2)

  X    Definitive Proxy Statement
-----
       Definitive Additional Materials
-----
       Soliciting Material Pursuant to ss.240.14a-12
-----

                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X    No fee required.
-----
       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
-----

       1)  Title of each class of securities to which transaction applies:

       2)  Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)  Proposed maximum aggregate value of transaction:

       5)  Total fee paid:

                           PRELIMINARY PROXY MATERIAL
                            ONLINE POWER SUPPLY, INC.
                            -------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            -------------------------
                                 AUGUST 14, 2002
                                                                   July 19, 2002

     We are pleased to give you notice of our Annual Meeting of Shareholders:

Date:            Wednesday, August 14, 2002

Time:            10:00 AM MDT

Place:           The Terrace Gardens at
                 Dove Valley Event and Conference Center
                 13065 East Briarwood
                 Englewood, Colorado

Purpose:         - Elect five directors;
                 - Ratify the appointment of the independent auditors; and
                 - Transact any other business that may properly come before the meeting.

Record Date:     June 28, 2002


     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. We appreciate your cooperation.


                                  By Order of the Board of Directors



                                  Glenn M. Grunewald, Chief Executive Officer



INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     Only shareholders of record on June 28, 2002 may vote at the meeting. Only shareholders of record, and beneficial owners, on the record date, may attend the meeting. The proxy contest between the company and James F. Glaza has been settled. See "Settlement of the Proxy Contest" in the proxy statement accompanying this notice. If you previously have appointed Glaza as your proxy to vote your shares in favor of the Glaza slate of directors, that earlier proxy has been revoked because Glaza has sent you a letter to that effect. Therefore, you now may vote only using the company's form of proxy included with the proxy statement accompanying this notice, or attending the meeting and voting in person. You may attend the meeting even if you send in your proxy. See "Granting Your Proxy" in the proxy statement accompanying this notice.

     If you plan to attend the meeting, please bring personal identification and proof of ownership if your shares are held in "street name" (i.e., your shares are held of record by brokers, banks or other institutions). Proof of ownership means a letter or statement from your broker showing your ownership of OnLine shares on the record date.


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                            ONLINE POWER SUPPLY, INC.
                         8100 S. AKRON STREET, SUITE 308
                            ENGLEWOOD, COLORADO 80112
                       TEL. 303.741.5641 FAX 303.741.5679

              PROXY STATEMENT FOR ANNUAL MEETING ON AUGUST 14, 2002

     The 2002 Annual Report on Form 10-KSB/A, including audited financial statements for the fiscal year ended December 31, 2001, is mailed to shareholders together with these proxy materials on or about July 19, 2002. The proxy materials consist of this proxy statement and notice of annual meeting, the Annual Report on Form 10-KSB/A, the Audit Committee Certification and the Audit Committee Charter and the chief executive officer's letter to shareholders.

     This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors of OnLine Power Supply, Inc. for use at our annual meeting of shareholders (the "Meeting") to be held on August 14, 2002 and at any adjournments of the Meeting. Our annual meetings usually are held in June, but the issues and time needed to deal with the proxy contest with James
F. and Jeannette Glaza (now settled) has resulted in this later meeting on August 14, 2002.

WHO CAN VOTE

     If you hold any shares of common stock on the record date (June 28, 2002), then you will be entitled to vote at the Meeting. If you hold stock in your own name, you may vote directly. If you own stock beneficially but in the record name (street name) of an institution, you may instruct the record holder how to vote when the record holder contacts you about voting and gives you the proxy materials. There are 2,800 shares of non-voting preferred stock issued and outstanding.

     COMMON STOCK OUTSTANDING ON THE RECORD DATE:         21,243,155 SHARES

QUORUM AND VOTING RIGHTS

     You are entitled to one vote for each share of OnLine common stock you hold. A quorum for the Meeting will exist if a majority of the voting power of the shareholders is present at the Meeting, in person or represented by properly executed proxy delivered to us prior to the Meeting. Shares of common stock present at the Meeting that abstain from voting, or that are the subject of broker non-votes, will be counted as present for determining a quorum. A broker non-vote occurs when a nominee holding stock in street name or otherwise for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     We will be voting on two matters: First, on the election of directors; and second, on the ratification of the appointment of independent auditors. Nevada law provides that for the election of directors, a nominee will be elected if he receives a "plurality" of the votes cast. Nevada law is unclear as to whether votes can be cast "against" a nominee, and also as to whether "abstain" votes should be counted as votes against a nominee. Therefore, we have amended the bylaws to provide that shareholders may vote for, or against, or abstain from voting, as to each nominee. For example, if you hold 10,000 shares of common stock, you may cast 10,000 votes for or against each of the nominees, or you may abstain from voting. Abstention from voting your shares is not counted as a "for" vote or an "against" vote. A nominee will be elected if he receives more votes "for" than "against." Under this voting procedure, a nominee would be elected if he receives more votes for than against, even if the number of votes so cast is very small: If a nominee receives 10,000 votes for, and 9,000 against, he would be elected. We believe this voting procedure (allowing votes for, against, and abstain, with abstentions not counted as votes for or against) is fair to the shareholders and not inconsistent with Nevada law. However, this area of Nevada law is unclear. If litigated, a Nevada court might hold that a different voting procedure is appropriate under Nevada law.


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



     If a nominee is not elected, the vacancy created thereby will be filled by majority vote of the directors, as provided in the bylaws and by Nevada law, as soon as an appropriate individual can be identified.

     Cumulative voting for directors is not allowed under the company's articles of incorporation (cumulative voting allows shareholders to multiply their shares times the number of candidates for election, and cast that number of votes all for or against one candidate, or distribute that number of votes in any other manner desired).

     Second, the selection of our independent audit firm by the audit committee will be ratified if the number of votes cast in favor exceeds the number of votes cast in opposition.

     Any other matter which properly comes before the Meeting would be approved if the number of votes cast in favor exceeds the number of votes cast in opposition, unless Nevada law requires a different approval ratio. OnLine's Corporate Secretary, Richard Millspaugh, will serve as the inspector of election.

     Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters which properly may come before the Meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against, and will not be included in calculating the number of votes necessary for approval of these matters.

HOW YOUR PROXY WILL BE VOTED;  RECOMMENDATION OF THE BOARD

     The board of directors is soliciting a proxy in the enclosed form to provide you with the opportunity to vote on all matters scheduled to come before the Meeting, whether or not you attend in person.

     The board of directors recommends you vote in favor of the director nominees, and in favor of the selection of audit firm for the current fiscal year. In order for your vote to be counted at the meeting, you must complete and return the form of proxy included with this proxy statement, or attend the meeting and vote in person. A vote by you on the form of proxy provided by James
F. Glaza cannot be counted at the meeting as a valid proxy for or against the nominees, because these proxies have been revoked. You still have the right to vote at the company's annual meeting on August 14, 2002 - i.e. , for, against, or abstain as to each of the nominees named in this proxy statement; and for, against, or abstain as to ratification of selection of the audit firm for the current year. HOWEVER, TO VOTE AT OUR MEETING YOU MUST ATTEND IN PERSON, OR COMPLETE, SIGN AND DATE THE FORM OF PROXY INCLUDED WITH THIS PROXY STATEMENT. GLAZA, AND THE COMPANY, URGE YOU TO SIGN AND RETURN THE NEW PROXY TO THE COMPANY AS SOON AS POSSIBLE, AND VOTE IN FAVOR OF THE FIVE NOMINEES AS RECOMMENDED BY THE BOARD OF DIRECTORS.

GRANTING YOUR PROXY

     If you properly execute and return a proxy in the form attached, your shares will be voted as you specify. If you return our proxy but don't specify, your shares will be voted in accordance with the recommendations of the Board of Directors. If you make no specifications, your proxy using our form of proxy will be voted in favor of the nominees for Director positions, and for the ratification of our audit firm.

     We expect no matters to be presented for action at the Meeting other than the items described in this proxy statement. However, the enclosed proxy will confer discretionary authority with respect to any other matter that may properly come before the Meeting. The persons named as proxies in the enclosed proxy form intend to vote in accordance with their judgment on any matters that may properly come before the Meeting.

REVOKING YOUR PROXY

     If you submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the Meeting in person and vote by ballot, which would cancel any proxy you previously submitted.

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



PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have not hired a solicitation firm for the Meeting. Our employees and directors will solicit proxies by telephone or e-mail directly with shareholders, or in person, if necessary; these people will not be paid for these services.

     The only "participants" in this proxy solicitation are (1) the directors of the company; (2) James Glaza; and Jeannette Glaza (3) Kris M. Budinger (former officer and director of the company). See "Settlement of the Proxy Contest." All information about the interests of such persons in the company (as defined in the Securities and Exchange Commission's rules relating to proxy statements) is contained elsewhere in this proxy statement.

SETTLEMENT OF THE PROXY CONTEST

     On June 21, 2002 we signed a "settlement agreement" with James and Jeannette Glaza to settle the disputes which have developed between Glaza and the company. The current board of directors, and James and Jeannette Glaza, believe the agreement is a fair and equitable resolution of the disputes, and is in the best interests of the company and all of its shareholders.

     In the following discussion, "Glaza" refers to James Glaza and his wife Jeannette, and Falcon Financial Services, Inc., which is owned by Glaza. Both James and Jeannette Glaza are shareholders of the company. See "Security Ownership of Certain Beneficial Owners and Management."

     BACKGROUND. The Glaza proxy statement proposed retaining Thomas Glaza (James Glaza's brother who has been a director of the company since July 1999) as a director, and electing three new persons to the board of directors (David Stein, Gary A. Young, and Kenneth Cassady), and therefore sought shareholder approval of a change in control of the company.

     On June 3, 2002, Kris M. Budinger resigned as chief executive officer and chairman of the Board of Directors, and as a director, and no longer works for the company.

     On May 10, 2002, the company filed a motion for preliminary injunction, and permanent injunction, in United States District Court, for the District of Colorado (case number 02 D 0904(CBS)), against James F. Glaza, Jeannette Glaza and Falcon Financial Services, Inc., Thomas Glaza, and John Does 1-10. The motion alleged that the defendants violated section 14 of the Securities and Exchange Act of 1934, and the proxy rules of the SEC. The company's motion sought a number of remedies, including an order of court enjoining the defendants from solicitation of proxies in violation of federal securities laws. Glaza filed an answer to the company's motion, denying all of the company's allegations. A hearing on the motion, and Glaza's response denying the allegations of the company, was scheduled for July 8, 2002. This court hearing date has been canceled. See below.

     TERMS OF SETTLEMENT. The parties to the settlement agreement are Glaza and the company; and also Glenn M. Grunewald, Gary Fairhead, Ronald Mathewson, Thomas Glaza (incumbent directors), and Kris M. Budinger (former officer and director). Glaza, the incumbent directors, and Mr. Budinger are referred to together as the "individual parties." The settlement agreement provides that:

     o The current Board of Directors nominate for election as directors at the company's annual meeting of shareholders on August 14, 2002 (and at the annual meetings in June 2003 and 2004) Glenn M. Grunewald, Gary Fairhead, Edward F. Sidor, Kenneth A. Cassady and Gary A. Young. Mr. Grunewald and Mr. Fairhead are incumbent directors; Mr. Sidor does not now serve as a director. Mr. Cassady and Mr. Young do not now serve as directors, and had been nominees on Glaza's slate under the Glaza proxy statement. Thomas Glaza and Ronald

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          Mathewson, current directors will not be standing for re-election as directors at the 2002 meeting or at subsequent meetings of shareholders through the 2004 meeting.

     o The individual parties will vote all shares they hold in favor of the five current nominees at each shareholders' meeting in 2002, 2003 and 2004. Through and including the 2004 annual meeting, the individual parties will not directly or indirectly encourage anyone to vote against these nominees or for the election of anyone else to the Board of Directors at any meeting not called by the Board of Directors, or encourage anyone to call for any meeting of shareholders, so long as the Board of Directors nominates the current slate (Grunewald, Sidor, Fairhead, Cassady and Young).

     o The company and Glaza, and Thomas L. Glaza will submit to the United States District Court, as soon as possible, a joint motion to dismiss the injunction proceeding, and the company has ceased all discovery efforts.

     o The company will reimburse Glaza for receipted expenses incurred by Glaza in connection with the Glaza proxy statement and the injunction proceeding, not to exceed $80,000.

     o The company and Glaza have released each other from all claims relating to the injunction proceeding and Glaza proxy statement. In addition, the company has released Thomas Glaza from all claims and expenses related to the injunction proceedings and the Glaza proxy statement.

REQUIREMENT AND DEADLINES FOR SHAREHOLDERS TO SUBMIT PROXY PROPOSALS

     Generally, we will hold the annual meeting on the third Thursday of each June (June 19 in 2003). Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2003 Annual Meeting of Shareholders, the proposal must be received by us in writing at least 150 calendar days in advance of the meeting date (which would be 120 days in advance of the mailing date), at OnLine Power Supply, Inc., 8100 South Akron Street, Suite 308, Englewood, Colorado 80112, Attention: Mr. Millspaugh, Secretary.

     For a special meeting, the proposal must be received a reasonable time before the company begins to print and mail its proxy materials.

     If we do not receive notice by the appropriate time, or if we meet other requirements of the SEC rules, which allow the company to exclude the proposal, a vote on the proposal will not be included in the company's proxy statement, and will not be considered for a vote at that meeting.

     A notice of a proposed item of business must include:

     o a brief description of the substance of the proposal, and the reasons for conducting, such business at the annual meeting;

     o    the shareholder's name and address;

     o the number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and

     o    any material interest of the shareholder in such business.

CORPORATE GOVERNANCE AND AUDIT COMMITTEE REPORT

     MEETINGS OF THE BOARD. The board of directors, which held five formal meetings during 2001, has primary responsibility for directing the management of our business affairs. The board currently consists of four members. All of the directors who served in 2001 (Kris Budinger, Gary Fairhead, Ronald Mathewson

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and Thomas Glaza) attended all meetings in 2001. The board conferred informally on several other occasions in 2001 and also approved various matters by consent minutes without conducting formal meetings.

     AUDIT COMMITTEE. To provide effective direction and review of fiscal matters, the board established an audit committee in fiscal 2000. The audit committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems. The audit committee also recommends a selection of the auditing firm and exercises general oversight of the activities of our independent auditors, principal financial and accounting officers and employees and related matters. The members of the audit committee are Ronald W. Mathewson and Gary R. Fairhead. Kris Budinger also served on the audit committee until his resignation as chief executive officer and director as of June 3, 2002. Mr. Mathewson and Mr. Fairhead are independent directors under criteria established by the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market Inc. Mr. Budinger was not deemed an independent director because he was an employee (chief executive officer) of the company in 2001. Mr. Thomas Glaza served on the audit committee from inception to August 11, 2000, but resigned when Mr. Fairhead was appointed as a third member.

     The audit committee (as composed prior to June 3, 2002) has reviewed our financial statements for fiscal 2001 and discussed them with management. The committee also discussed with the independent audit firm the various matters required to be so discussed in SAS 63 (Codification of Statements on Auditing Standards, AU 380). The committee received the written disclosure and the letter from the independent audit firm as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee). The committee is satisfied with the audit firm's independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB which was filed with the Securities and Exchange Commission in April 2002.

     The audit committee met four times in 2001.

     COMPENSATION COMMITTEE. Also in fiscal 2000, we established the compensation committee to review salary, options and other arrangements for compensating our officers and directors. The committee also directs all compensation policies and decisions for the company at large. The compensation committee met formally on two occasions in fiscal 2001 and also discussed compensation matters informally from time to time during the year. Mr. Thomas Glaza, Mr. Ronald Mathewson, and Mr. Gary Fairhead are the current members of the compensation committee. Mr. Kris Budinger was a member of the compensation committee until his resignation on June 3, 2002.

 PROPOSAL 1:  ELECTION OF DIRECTORS

     The Board of Directors has amended the bylaws to establish the number of directors at five. Each serves a one year term after election by shareholders, or until his successor is elected to the board. Directors who are elected by the incumbent Board of Directors (such as Mr. Grunewald) serve until their re-election at the next meeting of shareholders or until their successors are elected. There are no arrangements or agreements among shareholders for the election of any director, except for the voting agreement put in place with the settlement agreement (see "Settlement of the Proxy Contest").

INFORMATION ABOUT THE NOMINEES

     Information about the director nominees follows:

     GLENN M. GRUNEWALD, 53, has been Chief Executive Officer and a director of OnLine since June 3, 2002, and was appointed by the board of directors to take on the responsibilities of CEO on May 29, 2002 to replace Kris Budinger, who has resigned as CEO, president and a director effective June 3, 2002. Mr.

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Grunewald is a member of the audit committee, but is not an independent director because he is an employee of OnLine.

     His primary duties are developing plans and strategies for: supervision of product development, coordination of research-development with prospective customers' design needs, improving customer relations at the corporate level, and developing strategic relationships with manufacturers and suppliers, and the investment community. All activities are directed toward the improvement in the company's overall performance and subsequent increase in shareholder value.

     Mr. Grunewald worked at Hubbell, Inc., Orange, Connecticut, from June of 1974 to August 2001. He was promoted through the ranks to hold executive-level responsibility for operations of Hubbell, most recently as executive vice president and chief operating officer. Hubbell has annual sales of $1.4 billion, 11,500 employees, and more than 60 domestic and foreign manufacturing facilities, and eight international sales offices. Mr. Grunewald directed operations of Hubbell's five major business units: Power systems, electrical products, industrial technology, wiring systems, and lighting. Responsibilities have included strategic planning, downsizing and restructuring of operations company-wide, and initiating and launching new product lines. Mr. Grunewald provided some consulting services to private companies from time to time from August 2001, until he joined OnLine on June 3, 2002. Mr. Grunewald holds a Bachelors Degree in Business Administration (Adelphi University, Garden City, New York, 1971), and is a graduate of the Harvard University Strategic Marketing Program (1990).

     Mr. Grunewald has been a member of the CEO Roundtable, the National Electrical Manufacturers Association ("NEMA"), an associate member of the National Association of Electrical Distributors ("NAED"), and numerous other industry associations.

     EDWARD F. SIDOR, 63, is a nominee for election to the board of directors. Since June of 2001, Mr. Sidor has been president of a private consulting company (IBCCORP-International Business Consultants) to power supply industry clients in the United States and Europe. Prior to organizing IBCCORP, Mr. Sidor was worldwide sales manager for Ascom Energy Systems, Inc. from March of 1993 to May of 2001. Ascom formerly was ABB Power Supplies, Inc., a division of ABB, a Swiss company; ABB Power Supplies was sold to Ascom in 1999. Ascom designs and manufacturers custom power supplies for the computer, telecommunications, and industrial markets, with sales offices in the United States (Maine, California and Florida), and Germany and Switzerland. Ascom engineering centers are located in the United States, Germany and Switzerland; manufacturing facilities are located in the United States, Asia and Europe. ABB Power Supplies' sales in 1993 were $25 million to one customer (IBM); in 2000, sales were approximately $450 million to numerous customers including IBM, Compaq, Motorola, Nokia and Cisco Systems.

     From April of 1991 to February of 1993, Mr. Sidor was vice president-sales and marketing for Power Trends, Inc., a designer/manufacturer of technically advanced power modules (integrated switching regulators and DC-DC power converters), sold in the United States through independent manufacturer's representatives to customers including IBM, Motorola, Data General, Hughes, Hewlett-Packard (now merged to Compaq), and DEC.

     Prior to 1991, Mr. Sidor was an officer of Zenith Electronics (1990-1991, director of original equipment manufacturer "OEM" sales, responsible for components group sales). He holds a Master of Science degree from the University of Wisconsin (1960) and a Bachelor of Science degree, physics, from Wabash College (1958).

     Mr. Sidor is an advisory board member of the Power Sources Manufacturing Association (chairman of the board 1998-2000); and is an advisory board member of BIAS Power Technology, Inc., a start-up company introducing a family of low-power (less than 5 watts) power supplies for the stand-by power market. Mr. Sidor has patented devices in and published technical articles concerning magnetic sensors, tunnel-diode audio frequency noise, and magnetic switching components.


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     GARY R. FAIRHEAD, 50, was appointed a Director of OnLine on August 11, 2000 to fill the vacancy created when the Board of Directors amended the bylaws to increase the number of directors from three to four. Mr. Fairhead is not an employee of OnLine, is an independent Director, and is a member of the audit committee and the compensation committee.

     Since February of 1990, Mr. Fairhead has been the President, Chief Executive Officer and a Director of SigmaTron International, Inc., a Delaware corporation listed on the Nasdaq Small Cap Market (symbol "SGMA"). SigmaTron, based in Elk Grove, Illinois, is an independent provider of electronic manufacturing services, including printed circuit board assemblies and completely assembled (boxbuild) electronic products. Mr. Fairhead also is a director (since 1994) of SMT Unlimited, Inc., the general partner of SMT Unlimited L.P. SigmaTron owns 42.5% of SMT Unlimited L.P., a private Illinois limited partnership.

     Until his resignation on February 28, 2001, Mr. Fairhead was a director of Circuit Systems, Inc., a circuit board manufacturer based in Elk Grove Village, Illinois. On September 6, 2000, Circuit Systems filed a voluntary petition for reorganization under chapter 11 of the United States Bankruptcy Code and operated as a "debtor in possession" of the business. In March 2001, Circuit Systems announced that its proposed plan of reorganization would not be implemented, and that it would wind-down its operations and liquidate its assets.

     Mr. Fairhead received his Bachelor of Science degree in 1974 from Purdue University, and his Master of Science, Industrial Administration in 1978 from the Krannert School of Business, Purdue University. Since 1995, Mr. Fairhead has been a trustee of the Lattof Branch of the YMCA. In addition, since 1995 he has been a trustee for the Health & Welfare Trust Fund of Production Workers Union #10, AFL-CIO.

     KENNETH A. CASSADY, 48, a nominee for election to the Board of Directors, has been President and Owner of CLA, LP, in Spring, Texas, since February 2002. CLA manufactures stainless steel fittings for high- pressure hose applications. The products are sold through several large distributors/manufacturers of high-pressure hose to global markets. Industries served include water jet, oil and gas, and industrial processing. CLA has sales of approximately $2 million, and employs 20 persons. He was self-employed from February 2001 to February 2002.

     From June 1999 to February 2001, he was the president and chief operating officer of Telxon, a NYSE listed company with sales of approximately $400 million, which had previously experienced significant financial and operational performance problems. Telxon produced and distributed wireless computer and communication products. After significant improvements it was purchased by its primary competitor.

     From April 1999 to June 1999, Mr. Cassady was employed by Monarch Marking Systems, a privately held company with sales of approximately $300 million, which had experienced financial and operational problems. He was president from April 1997 to June 1999, chief operating officer from October 1996 to April 1997, and chief financial officer from March 1996 to October 1996. Monarch produced bar code printers and supplies. After significant improvements the company was sold to a NYSE company.

     Previously, Mr. Cassady was with Lockheed Martin for 17 years, a NYSE company with sales of approximately $27 billion, primarily a government contractor of aerospace products, information systems, electronic products, and project management. He served as a group controller, vice president of mergers and acquisitions, vice president of business operations for the information group, and group CFO for the environmental group. Mr. Cassady holds a BBA degree (1978, University of North Florida), and is a certified public accountant (CPA licensed in Florida 1979).

     GARY A. YOUNG, 60, a nominee for election to the Board of Directors, has been a business consultant, and author since April 1998, providing business management consulting in the area of leadership, employee satisfaction, and business controls. He authored a business management book on the web, "The Disruptive Technology Advantage," which explains how companies can use technology that "upsets" traditional business practices in order to create new markets and wealth for the shareholders.

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     From February 1992 to retirement in April 1998, Mr. Young was general manager of Hewlett- Packard's Technology Center in Colorado Springs, Colorado; in 1998, this facility was generating $80 million in revenues. Prior thereto, from May 1986 to February 1992, Mr. Young was manager of Hewlett-Packard's Integrated Circuits Fabrication Facilities in Loveland and Fort Collins, Colorado. He managed the conception and development of a breakthrough "disruptive technology" concept in ink jet printing and its placement into production in just 180 days. From August 1979 to May 1986, he was in various positions with Hewlett Packard Co. Previously, from 1976 to 1979, he was vice president of Engineering Systems Corp. where he managed two successful international acquisitions that involved complex analysis of the accounting systems used by foreign companies. Subsequently he became responsible for Data Magnetics, LTD Hong Kong and Atlas Electronics, LTD. Singapore, and managed them by using expatriate managers. Mr. Young holds a MBA in Finance (1971, Oregon State University), and a BS Mechanical Engineering (1964, University of Colorado, Boulder).

DIRECTOR COMPENSATION

     Since inception, the non-executive Directors have received as a group nonqualified options totaling 73,000 shares of our common stock for their services as Directors and will be given additional options in future years. See "Nonqualified Stock Option Plan for Non-Executive Directors" below. The options were fully vested upon grant; the exercise price per share is from $2.88 to $8.375, in each case equal to the market price of our stock when the options were granted. None of these options have been exercised. We pay the travel expenses of the non-executive Directors to attend Board meetings, but we do not pay any other cash compensation to them for their service.

     If Mr. Cassady and Mr. Young are elected at the 2002 Meeting, they will be compensated for service in accordance with the company policy. See "Director Compensation" and "Management Stock Option Plan for Non-Executive Directors" below.

STOCK OPTION PLANS

     We have established two stock option plans (a qualified plan for employees that was approved by the shareholders and another plan for non-executive Directors). We have issued nonqualified options to executive officers and to our investor public relations firm, through December 31, 2001.

1)  ISOP approved by shareholders in December, 1999:

     Total number of shares to be issued upon exercise of options:       962,324  shares

     Remaining options available in the plan                           2,537,676  shares

2)   Non Executive Directors Plan (not shareholder approved):

     Total number of shares to be issued upon exercise of options:        73,000  shares

     Remaining options available in the plan                             227,000  shares

3)   Non qualified option (not part of any plan) shares:               2,163,000  shares

QUALIFIED INCENTIVE STOCK OPTION PLAN

     We have adopted an incentive stock option plan for the issuance of options to purchase up to 3,500,000 million shares of common stock; the options are intended to qualify under section 422 of the Internal Revenue Code. As of December 31, 2001, we had outstanding to our employees (including officers) qualified options to purchase 362,324 shares of common stock, not including options on 600,000 shares issued to Mr. Grunewald, exercisable, at $1.40 per share (closing bid price on May 29, 2002); 120,000 are vested and the balance vest over four years. At June 3, 2002, there are 962,324 options outstanding to employees. Most of the options are vested (some vest over time), and are exercisable at prices from $1.40 to $10.62 per share (equal to or above market prices when the options were issued). The issuance of shares on exercise of options under the incentive stock option plan is registered with the Securities and Exchange Commission on Form S-8. The shareholders approved the incentive stock option plan in December 1999.

NONQUALIFIED STOCK OPTION PLAN FOR NON-EXECUTIVE DIRECTORS

     To compensate our non-executive Directors, we established a plan for the issuance of options to purchase up to 300,000 shares of common stock; options under this plan will not qualify under section 422 of the Internal Revenue Code. To date, we have issued options to purchase a total of 73,000 shares of common stock to our three non-executive Directors, as a group, cumulatively for their services through July 31, 2002. This plan provides for issuing options on 10,000 shares each year to each such director (exercisable for ten years, at market price on grant date), after each annual meeting of shareholders, for the ensuing year of service. We have registered the issuance of shares on exercise of options under this plan with the Securities and Exchange Commission on Form S-8.

NONQUALIFIED OPTIONS (AND WARRANTS)

     From time to time we issue options or warrants that are not covered by any option plan and are not qualified under section 422 of the Internal Revenue Code. These include outstanding options granted to officers as directed in their employment agreements: 500,000 options to Kris M. Budinger (100 % vested); 723,000 options to former officer Garth Woodland ( 100 % vested); 125,000 options to Richard L. Millspaugh (46,250 options fully vested, 78,750 options vesting over three years); 500,000 options granted to Chris A. Riggio (200,000 vested and 300,000 vesting at 20% per year); and 30,000 warrants (all vested) to Pfeiffer Public Relations, Inc., exercisable at various prices, see "Certain Relationships and Related Transactions" below).

COMPENSATION OF DIRECTORS

     Each of our present Directors who is also an employee receives no additional compensation for acting as a Director or attending meetings of Directors. We pay non-employee Directors all of their costs to attend Board meetings.

SECTION 16(A) REPORTING

     Based upon a review of Forms 3 and 4 furnished to us under rule 16a-3(a) since we became registered with the Securities and Exchange Commission (February 24, 2000), and written representations referred to in Item 405(b)(2)(i) of Regulation S-K, no Directors, officers, beneficial owners of more than ten percent of our common stock, or any other person subject to Section 16 of the Exchange Act has failed to file on a timely basis, the reports required by
Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

     The following table shows selected information about the compensation paid or accrued by us to or for the account of the Chief Executive Officer and Chief Financial Officer for services and bonuses rendered in all capacities during each of the fiscal years ended December 31, 2001, 2000, and 1999. No other executive officer received total annual salary and bonus in excess of $100,000 this year. Other than stock options, we do not have any long-term compensation plan.

                                            SUMMARY COMPENSATION TABLE

                                                      Annual Compensation
                                        ----------------------------------------------       Shares Underlying
Name and Position                         Year         Salary              Bonus              Options Granted
-----------------                       ----------------------------------------------      -------------------

Kris Budinger, (former CEO,              2001          $ 177,083          $      -               -0- shares
as of June 3, 2002)                      2000          $ 150,000          $      -               -0- shares
                                         1999          $  72,000          $  36,000           11,650 shares

Larry Arnold (former CEO)*               2001          $  108,000         $      -               -0- shares
                                         2000          $  172,463         $      -               -0- shares
                                         1999          $   72,000         $   36,000          11,650 shares

* Retirement provision for 18 months (8 months paid through August 2001.)

Richard Millspaugh, CFO                  2001          $  102,000         $      -            40,900 shares
                                         2000          $   90,000         $      -           100,000 shares
                                         1999          $   18,000         $      -             3,203 shares

                                OPTION GRANTS IN 2001 (QUALIFIED AND NONQUALIFIED)

                                                   PERCENT
                               NUMBER OF           OF ALL OPTIONS
                               SHARES UNDER-       GRANTED TO
                               LYING OPTIONS       EMPLOYEES          EXERCISE      EXPIRATION     GRANT DATE
EXECUTIVE'S NAME               GRANTED             IN   2001          PRICE         DATE           PRES. VALUE(1)
-----------------------------------------------------------------------------------------------------------------

Richard L. Millspaugh            25,000              4.0 %           $ 3.75           2009         $     -0-
Richard L. Millspaugh            15,900              2.5 %           $ 2.88           2010         $     -0-

(1) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options that we granted to the named officer. The following facts and assumptions were used in making this calculation: exercise prices, which was equal to or above the fair market value of our stock on the grant date; a zero dividend yield; expected volatility of 79.58% (2002) and 97.16% (2001); risk-free interest rate of 6.623 %, and an expected life of ten years. Please note that "present value at grant date" assumes full vesting at that date, however, the options vest gradually over a period of years (see "Employment Agreements" below).

                    SHARES UNDERLYING OPTIONS AND THEIR VALUE

     This table shows all outstanding options, and their value as of December 31, 2001, held by each of the named officers as of that date. None of the officers exercised any options in 2001.

     In each case, "value" is determined by multiplying (x) the number of shares underlying the options by (y) the difference between the closing stock price of $2.43 per share on December 31, 2001 (the last trading day of the year) and the exercise price of the options. "Exercisable" means "vested"; "unexercisable" means, "not vested at December 31, 2001;" "in the money" means the exercise price was less than the closing stock price on December 31, 2001.

                             NUMBER OF SHARES                   VALUE OF UNEXERCISED
NAME                         UNDERLYING UNEXERCISED             IN-THE-MONEY
OF THE                       OPTIONS AT 12/31/01                OPTIONS AT 12/31/01
OFFICER                      EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE

Kris M. Budinger*            511,650  /  -0-                    $    -0-   /  $ -0-
Richard Millspaugh           53,428   /   90,675                $    -0-   /  $ -0-
Chris A. Riggio              236,032  /  300,000                $    -0-   /  $ -0-

* Resigned as of June 3, 2002.

EMPLOYMENT AGREEMENTS

     - WITH GLENN GRUNEWALD. We have a written employment agreement with Mr. Grunewald through May 29, 2007, subject to automatic renewal for another two year term unless terminated or extended; the agreement will be automatically extended for an additional two year term unless we or Mr. Grunewald notify each other of non-extension at least 180 days before end of the term.

     Mr. Grunewald is paid a base salary of $250,000, plus annual incentive bonuses as determined in good faith by the board of directors based on achievement of targeted annual earnings goals or other relevant factors as determined by the board. No goals or other factors have been determined yet for Mr. Grunewald's bonus participation, except that he will receive a minimum of 25% of 2002 earned compensation (payable by February 14, 2003).

     Options have been granted to Mr. Grunewald to purchase 600,000 shares of common stock under the incentive stock option plan, at an exercise price of $1.40 per share (closing bid price on May 29, 2002). 120,000 shares are vested now and 120,000 more shares will vest each year on June 1, 2003, 2004, 2005 and 2006. All these options will be exercisable until June 1, 2012, or if his employment is terminated, then one year after termination. In addition, over the term of the agreement, the company will grant Mr. Grunewald additional incentive stock options to purchase at least another 250,000 shares at market value on grant date, with vesting within one year of grant date. These options have not been granted to date, nor has a schedule of the amounts of grants been determined

     We will pay Mr. Grunewald an automobile allowance of $1,000 per month, and pay his itemized relocation expenses from Roanoke, Virginia to the Denver, Colorado area not in excess of $75,000.

     If he dies or is incapacitated, we will pay his estate or custodians six months of benefits under the agreement, and unvested options (schedule to vest within 90 days after the event) will vest immediately to be exercisable for one year after the event.

     If we terminate Mr. Grunewald's employment without cause, or if he terminates the agreement for good reason (see below), we will pay him within 30 days his base salary for 24 months after termination, plus an amount equal to his bonus compensation earned in the prior two fiscal years, and keep his health and insurance plans in effect for 24 months. Further, any stock options which then were granted and scheduled to vest within 90 days of the event of termination, will vest at termination and be exercisable for one year after the event. If he is terminated for cause (continual or deliberate neglect of duties as established by the board of directors, or conviction or indictment or other matters related to felony acts, or breach of the agreement or violation of standards of behavior applicable to officers of the company), no further benefits will be paid to him.

     He may terminate the agreement for good reason, if he is assigned duties inconsistent with his position, or if his status and responsibilities are reduced, and similar matters. Mr. Grunewald also may terminate the agreement for good reason if, after a change in control of the company, the company does not comply substantially with the terms of the agreement. "Change in control" includes: Acquisition by a person or group of company securities representing 30% or more of the combined voting power (excluding securities originally bought directly from the company by a person or group); or, where the current incumbent directors as of June 1, 2002 cease for any reason to constitute at least a majority of the board of directors (but a new director elected, or nominated for election by the shareholders, will be considered as though the individual were a member of the incumbent board, but not if that person becomes a director through an actual or threatened election contest or other actual or threatened solicitation of proxies). Other actions (such as a merger or sale of assets) may constitute a change in control of the company. Neither the slate of directors being nominated for election at the 2002 meeting, nor the election of such persons at that meeting (or subsequent meetings in 2003 or 2004), triggers (or will trigger) a change in control for purposes of the contract with Mr. Grunewald.

     The foregoing is only a summary of principal terms of the agreement with Mr. Grunewald. The contract is available for review as an exhibit to the company's Report on Form 8-K filed with the SEC on June 3, 2002. On May 28, 2002, the Board of Directors (then comprised of Kris Budinger, Gary Fairhead, Ronald Mathewson and Thomas Glaza) reviewed and approved Mr. Grunewald's contract. These four individuals also comprise the compensation committee, and therefore Mr. Grunewald's contract was reviewed by that committee.

     -WITH KRIS BUDINGER. We have a written employment agreement with Kris M. Budinger through March 31, 2003. Mr. Budinger resigned as of June 3, 2002, at which time his base salary was $200,000 per year. Under the employment agreement, Mr. Budinger was granted nonqualified stock options to purchase 500,000 shares of common stock at $5.50 per share (all now vested), which was 110% of the fair value of the stock at March 4, 1998. These options will expire March 4, 2004. None have been exercised to date. Mr. Budinger will be paid his base salary, and insurance benefits will be continued, through December 31, 2003, pursuant to the terms of his employment agreement.

     -WITH CHRIS RIGGIO. Chris Riggio has a five-year written employment agreement at a starting salary of $84,000 per year (increased to $102,000 per year effective September 1, 2000), He received nonqualified stock options to purchase 500,000 shares of common stock at $3.00, to vest 20% per year starting September 1, 2000. Mr. Riggio has separate qualified options to buy 11,032 shares at $5.62 and 25,000 shares at $2.88 per share. All vested options (pursuant to the employment agreement) will survive any voluntary termination of employment and will expire on the third anniversary date of the separation from the company or 2009 if not exercised. Mr. Riggio's employment contract provides a cash bonus of 50 % of his annual salary if the company achieves $2,000,000 in sales for any calendar year. The bonus of $51,000 for the year ended December 31, 2001 was earned and accrued for calendar year 2001 and paid in January 2002.

     -WITH RICHARD MILLSPAUGH. Mr. Millspaugh has a five-year written employment agreement, at a starting salary of $84,000 per year (increased to $102,000 per year effective September 1, 2000). He received nonqualified stock options to purchase 100,000 shares of common stock at $4.50 per share, which will vest 20% per year starting in 2000. In 1999, we granted to Mr. Millspaugh qualified options to buy 3,203 shares at $5.62 per share. In April, 2001, we granted 25,000 non qualified options at $3.75 per share. In December 2001, we granted 15,900 options at $2.88 per share. All vested options (pursuant to the employment agreement) will survive any voluntary termination of employment and will expire on the third anniversary date of the separation from the company or 2009 if not exercised.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND SENIOR MANAGEMENT.

     The following table sets forth certain information about beneficial ownership of our common stock as of May 22, 2002 by each officer and Director, by any person or group who is known by us to own more than 5% of our common stock, and by the officers and Directors as a group. The ownership information is based on the Forms 3 and 4 filed by our officers and Directors with the Securities and Exchange Commission as required by section 16(a) of the Securities and Exchange Act of 1934, except James F. and Jeannette Glaza, whose ownership is based on their proxy statement filed with the SEC on May 31, 2002. Based on the Forms

3 and 4, the beneficial owners have sole voting and dispositive power with respect to their shares except as otherwise noted.

     In each instance, the number of shares shown as owned by the individual includes shares issuable on exercise of options which are or would be exercisable by September 3, 2002 (60 days from July 3, 2002), as required by the disclosure rules of the Securities and Exchange Commission. Similarly, the percentage for each person has been determined by dividing (x) the shares owned by the individual plus the shares the person has the right to acquire on exercise of options by September 3, 2002 by (y) the 21,243,155 shares of common stock outstanding as of June 28, 2002, plus for each person with options, the number of shares the person has the right to acquire on exercise of options by September 3, 2002. For information about the options, see "Executive Compensation - Employment Agreements" above. The shares shown as owned by officers and Directors as a group includes shares issuable on exercise of options which are or would be exercisable by September 3, 2002, and the percentage of shares shown as owned by that group has been determined as if all such options had been exercised.

         NAME                                 SHARES                  PERCENTAGE

Glenn M. Grunewald*                          120,000 (1)                  **
6471 Fairway Estates Drive
Roanoke, Virginia 24018

Kris M. Budinger                           1,378,125 (2)                 6.4 %
4893 Ashbrook Circle
Highlands Ranch, Colorado 80130

Richard L. Millspaugh                             53,428                  **
Chief Financial Officer
6335 Lemonwood Drive
Colorado Springs, Colorado 80918

Thomas L. Glaza*                              82,234 (4)                  **
370 Fallen Leaf Lane
Roswell, Georgia 30075

Ronald W. Mathewson *                             28,250                  **
87 Glenmoor Place
Englewood, Colorado 80110

Gary R. Fairhead *                                47,500                   **
2201 Landmeier Road
Elk Grove Village, Illinois 60007

Chris A. Riggio                                1,136,845                 4.8%
Vice-President Discovery
8100 South Akron, Suite 308
Englewood, Colorado 80112

James F. Glaza                              1,410,584(3)                 6.7%
and Jeannette A. Glaza
15435 Gleneagle Drive, Suite 210
Colorado Springs, Colorado 80921

     Total                                     4,247,791                 20.0%

*    Director
**   Less than 1%
(1)  Shares issuable on options which are vested.
(2) Includes 349,784 shares owned directly, and 514,691 shares owned by immediate family members of Mr. Budinger (Kris's wife holds sole voting and dispositive power over 414,291 shares and Mr. Budinger shares voting and dispositive power over 102,400 shares owned by his children.).
(3) Includes 680,611 shares held of record by Mr. Glaza; he disclaims beneficial ownership of the shares held by his spouse. Also includes 719,388 shares held of record by Mrs. Glaza; she disclaims beneficial ownership of the shares held by her spouse.
(4) Based on statements made in Glaza's proxy statement filed with the Securities and Exchange Commission on May 31, 2002. The reported number includes 19,500 shares underlying options held by Thomas Glaza. For information on shares bought by Thomas Glaza in the last 24 months see "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Based on statements made in Glaza's proxy statement, Thomas Glaza has bought shares of company stock in the past 24 months: 5,000 shares on May 31, 2000 at $2.00 per share; 1,100 shares on February 8, 2001 at $5.875 per share; and 1,500 shares at $4.1875 per share on February 26, 2001. No other officer or director of the company bought (or sold) stock in the company in the past 24 months. The preceding disclosure is required by the regulations of the Securities and Exchange Commission.

     Fred Budinger, Director of Laboratory, is the brother of Kris Budinger, former Chairman and CEO. Warren "Eli" Reed, Director International Sales and Marketing, is a son-in-law of Kris Budinger.

     Effective December 31, 2001, Mr. Garth Woodland (formerly Vice President - Research) was no longer an employee of the company and his employment agreement was terminated by negotiations, except for the confidentiality, trade secret protection and non competition provisions, which continue in effect. We paid $100,000 in cash to Mr. Woodland in full and final settlement of all payroll and related benefits he would have received if he had remained with the company. Mr. Woodland retained all vested stock options (723,000 shares) and forfeited unvested stock options totaling 300,000 shares.

     From January 1, 2001 through August 31, 2001, we have paid Mr. Arnold (former CEO and Chairman of the Board of Directors who left OnLine on February 29, 2000) $108,000 in continuing severance compensation under the provisions of his employment agreement. See below.

     Mr. Kris Budinger resigned as CEO effective June 3, 2002. He will be paid $200,000 annual base salary as severance, for 18 months after resignation, in accordance with his employment agreement.

     Thomas Glaza has been a Director of the company since July, 1999. James Glaza, his brother, is a broker in Falcon Financial Services Inc. of Colorado Springs, Colorado. Falcon Financial Services Inc., in association with Northstar Securities, Inc. of Dallas, Texas, (the registered broker-dealer with which Falcon then was associated) raised money for us from 1996 to 2000 in private placements of our securities.

     On September 1, 2000, we signed a 12-month contract with Pfeiffer Public Relations, Inc. ("PPR") to provide investor public relations services to us. PPR was paid a base compensation of $7,000 per month for 15 months and effective March 1, 2002 is paid a base compensation of $4,000 per month. They have been issued warrants to purchase 30,000 shares of restricted common stock at $9.50 for 10,000 shares, 10,000 shares at $12.50 and 10,000 shares at $15.50. The warrants are fully vested. The contract may be terminated without cause on 30 days written notice. The contract for services was renewed for an additional twelve months on the anniversary date of the original contract with the same terms and conditions, except for reduced monthly cash compensation.

     INTERNAL INVESTIGATION AND LAWSUIT TO BE FILED. Outside securities counsel engaged by the company have completed an internal investigation of certain financial transactions involving a) stock sales by the company, b) misappropriated proceeds of stock issuances, c) certain stock transactions conducted by Larry G. Arnold, former CEO and Chairman of the company, utilizing an entity owned by him, and d) conduct of other persons involved in sales of stock. The results of the investigation indicate the following:

     1. We believe, based on our corporate records, that Larry G. Arnold misappropriated 47,000 shares of company stock in late February 2000 (that was registered in another person's name and were to be canceled and returned to the company treasury), by transferring that stock to a stock brokerage account, apparently for his own personal benefit. He was asked to and did return an equivalent number of shares to the company but has not accounted for any profits he may have realized from transactions involving the original misappropriated shares.

     2. We believe, based on our corporate records, that in 1996, Mr. Arnold, President of Glitchmaster Marketing Inc., caused Glitchmaster (since merged into OnLine Entertainment Inc. in 1996) to issue stock to certain of his friends and acquaintances, as his nominees, maintaining physical possession of their stock certificates. After the merger and the exchange of Glitchmaster shares for OnLine shares, we believe that he periodically sold the nominee OnLine stock for his personal financial benefit from 1997 to mid-1999, all in violation of duties he owed to the company as the CEO and Chairman.

     3. We believe, based on our corporate records, that from 1997 to mid-1999, Mr. Arnold sold OnLine stock, held in the names of certain friends and acquaintances, and caused the company to issue additional OnLine treasury shares that were also sold to investors by Mr. Arnold. Our corporate records do not show that any of the proceeds (all cash) of these stock sales were received by the company; we believe that all of the sale proceeds were deposited into a separate bank account that was apparently owned and controlled by Mr. Arnold. Our corporate records do not show that he disclosed to the company that he received money or other benefits from the investors who purchased the treasury stock.

     4. We believe, based on our corporate records, that Mr. Arnold may have engaged in other activities, involving stock of the company, for his personal financial benefit, which activities may have been in violation of his duties he owed to the company as CEO and Chairman.

     The statements in paragraphs 1 through 4 are based on our corporate records, and our outside securities counsel's interpretation of the evidence and applicable law. You should not construe such statements to be assertions of fact.

     Based on the results of the investigation, in 2002 the company will file a lawsuit against Mr. Arnold alleging breach of fiduciary duties (misappropriation and conversion of corporate assets), and others alleging aiding and abetting Mr. Arnold's misdeeds, and request an accounting from him of the fruits of his misdeeds. The company will also seek the return of salary and other financial benefits paid to Mr. Arnold while employed by the company and seek recovery of the retirement benefits paid to him pursuant to his employment agreement for 18 months following his departure from the company in late February 2000. We estimate that the amount of financial losses to the company, plus the amount of personal gain enjoyed by Mr. Arnold and others acting with him, to the detriment of the company, will prove to be substantial. However, the extent of such losses will not be completely known until discovery is completed in the lawsuit to be filed.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors seeks shareholder ratification of the board's appointment of Ehrhardt Keefe Steiner & Hottman, P.C., Certified Public Accountants, to act as the auditors of our financial statements for the year 2002. The audit committee has recommended that the Board retain this auditing firm for the current year. EKS&H audited our financial statements for 2001, 2000 and 1999. The board has not determined what action, if any, would be taken should the appointment of EKS&H not be ratified at the Meeting. It is expected that a representative of EKS&H will be available at the Meeting to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she desires to do so.

                                ACCOUNTANT'S FEES

     EKS&H billed us the following fees in 2001:

     Audit and Review Fees: $63,300

     Financial Information Systems Design and Implementation Fees: $ -0-

     All Other Fees: $6,660 (Tax Planning and Preparation)

     The audit committee of the board of directors deems the provision of services described under "All Other Fees - Tax Preparation Work" to be insignificant and does not adversely affect auditor independence and function.

                           COPIES OF OUR FORM 10-KSB/A

     Promptly upon receiving a request from any shareholder, without charge we will send to the requester a copy of our Form 10-KSB/A, with exhibits, as filed with the Securities and Exchange Commission. Please address your request to Kari Austin at OnLine Power Supply, Inc., 8100 S. Akron Street, Suite 308, Englewood, Colorado 80112. You also may call or fax her at T 303.741.5641, F 303.741.5679.



                                  EXHIBIT INDEX

Exhibit No.   Description of Exhibit

     99.1     Audit Committee Charter
     99.2     Certification by Audit Committee

     PROXY                  ONLINE POWER SUPPLY, INC.                PROXY

     The undersigned hereby appoints Gary Fairhead and Richard Millspaugh, or either of them, with full power of substitution, as proxies to all of the shares of stock of the undersigned in OnLine Power Supply, Inc. at the Annual Meeting of Shareholders to be held on Wednesday, August 14, 2002 at 10:00 a.m., local time, or at any adjournments thereof, on the matters numbered below:

     THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THIS CARD; (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER. PLEASE FOLLOW THE INSTRUCTIONS CAREFULLY.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF ALL DIRECTOR NOMINEES AND IN FAVOR OF RATIFYING THE SELECTION OF INDEPENDENT AUDITORS.

     If you wish to vote on all matters as the Board of Director recommends, please sign and date this card on the reverse side, and return this card in the envelope. If you wish to vote on items individually, please also mark the appropriate boxes below.

   1. Election of Directors:

      Instruction: If you want the proxies to vote for all the nominees, check the FOR box. If you want the proxies to vote against all the nominees, check the AGAINST box. If you want the proxies to abstain from voting for or against all the nominees, check the ABSTAIN box.

      IF YOU WANT TO VOTE FOR SOME OF THE NOMINEES BUT WITHHOLD AUTHORITY FROM THE PROXIES TO VOTE FOR OTHERS OR AGAINST (ABSTAIN FROM VOTING FOR THE OTHERS), CHECK THE FOR BOX AS TO THOSE YOU WANT TO VOTE IN FAVOR, AND DRAW A LINE THROUGH THE NAME OF THE NOMINEE FOR DIRECTOR YOU WANT TO WITHHOLD AUTHORITY FROM VOTING, BUT DO NOT WRITE ANYTHING UNDER THE LINE YOU DRAW.

      If you want the proxies to vote for some nominees, but against some other nominees, check the FOR box and draw a line through the name of the nominees you want to vote against and write "against" under each line you draw.


      __ FOR the nominees listed below     __ AGAINST the nominees listed below
                                  __ ABSTAIN

      Glenn M. Grunewald         Edward F. Sidor       Gary R. Fairhead
                      Kenneth A. Cassady      Gary A. Young

   2. Ratification of appointment of Ehrhardt Keefe Steiner & Hottman as independent auditors for the current fiscal year.

         Instruction: Mark only one box.

      __ FOR the appointment       __ AGAINST the appointment       __ ABSTAIN

   3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


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


PROXY                        ONLINE POWER SUPPLY, INC.                     PROXY

     Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate your full title as such.

Sign on this line - joint holders may sign here too:
                                                    ____________________________


_______________________, 2002.                       ___________________
       (Date)                                        (Number of Shares)

NOTE: Please sign, date, and place this Proxy in the enclosed self-addressed, postage prepaid envelope and deposit it in the mail as soon as possible.

PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING. O

IF THE ADDRESS ON THE MAILING LABEL IS NOT CORRECT, PLEASE GIVE US THE CORRECT
ADDRESS:

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